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                                                                     EXHIBIT 5.1

                            JACKSON & CAMPBELL, P.C.
                             1120 20TH STREET, N.W.
                                  SOUTH TOWER
                             WASHINGTON, D.C. 20036
                                 (202) 457-1600
                           FACSIMILE: (202) 457-1678

                                                                November 1, 2001

CellPoint Inc.
3000 Hillswood Drive
Hillswood Business Park
Chertsey, Surrey KT16 0RS
United Kingdom

    Re: Registration Statement on Form S-3

Ladies and Gentlemen:

    We have acted as counsel to CellPoint Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing, on the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") with respect to 10,384,540 shares of the Common Stock, par value $0.001 per share, of the Company (the "Common Stock").

    We have examined an executed copy of the Registration Statement (including exhibits thereto) and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, instruments, certificates and other documents, have made such inquiries as to questions of fact of officers and representatives of the Company and have made such examinations of law as in our judgment are necessary or appropriate to enable us to render the opinions hereinafter expressed. In such examination, we have assumed the legal capacity of individuals, the genuineness of all signatures on documents, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as copies to the originals and the accuracy of the factual statements contained in such documents.

    Based on the foregoing, it is our opinion that:

    1. The Company has been duly incorporated and is validly existing and is in good standing as a corporation under the laws of the State of Nevada.

    2. The issuance of the Shares has been duly authorized by all necessary corporate action.

    3. Assuming (a) the effectiveness of the Registration Statement under the Act, (b) compliance with all applicable provisions of the Act, (c) compliance with all applicable "Blue Sky" or state securities laws and (d) the due execution, issuance and delivery of certificates representing the Shares against payment therefor in accordance with the Company's Articles of Incorporation and By-Laws and, where applicable, the warrants and the convertible notes pursuant to which a portion of the Shares will be issuable, the Shares, when sold in accordance with the Prospectus constituting part of the Registration Statement, will be legally issued, fully paid and non-assessable.

    Please be advised that no attorney employed by this firm is admitted to practice in the State of Nevada. As to all matters of Nevada law, we have relied on the opinion of Michael Morrison, Esq. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under them, which are currently in effect.
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    We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name in the Prospectus constituting part of the Registration Statement under the caption "Legal Opinions".

                                          Very truly yours,

                                          /S/ JACKSON & CAMPBELL, P.C.
                                          JACKSON & CAMPBELL, P.C.